                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Material Sciences Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                                   May 15, 2000

Dear Shareowner:

     The 2000 Annual Meeting of Shareowners will be held on Thursday, June 22, 2000, at 10:00 a.m. CDT in the Auditorium of the Company's offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois. We hope you will attend. We will be voting on the election of directors, the approval of a proposal to amend the 1992 Omnibus Stock Awards Plan for Key Employees, the approval of the proposed 2001 Compensation Plan for Non-Employee Directors, and such other matters as may properly come before the meeting. We also will hear management's report regarding the past fiscal year's operations.

     The attached notice of meeting and proxy statement describe the matters upon which the shareowners will vote. It is important that your shares be represented, regardless of the number you own. Accordingly, we urge you to complete the enclosed proxy and promptly return it to us so that your shares can be voted at the meeting in accordance with your instructions.

                               Sincerely,

                               Gerald G. Nadig
                               Chairman, President and
                               Chief Executive Officer

[MSC LOGO]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                               ----------------

   The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Thursday, June 22, 2000, at 10:00 a.m. CDT in the Auditorium of the Company's offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, for the following purposes:

  1. To elect a Board of eight directors;

  2. To consider and vote upon the proposal to amend the 1992 Omnibus Stock Awards Plan for Key Employees to increase the number of shares of Common Stock issuable thereunder by 425,000 shares;

  3. To consider and vote upon a proposed 2001 Compensation Plan for Non-Employee Directors to replace the existing 1996 Option Plan for Non-Employee Directors which expires February 28, 2001; and

  4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

   Shareowners of record at the close of business on April 24, 2000, are entitled to notice of and to vote at this meeting and any adjournment thereof.

   Shareowners are requested to sign and date the enclosed proxy and promptly return it in the envelope enclosed for that purpose, whether or not they expect to be present at the meeting. Any person giving a proxy has the power to revoke it at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          James J. Waclawik, Sr.
                                          Vice President,
                                          Chief Financial Officer and
                                           Secretary
Elk Grove Village, Illinois
May 15, 2000

[LOGO OF MSC]

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

   This proxy statement is furnished to shareowners of Material Sciences Corporation ("MSC" or "Company") in connection with the solicitation, by order of the Board of Directors of the Company ("Board"), of proxies for use at the Annual Meeting of Shareowners of the Company to be held at 10:00 a.m. CDT, on Thursday, June 22, 2000, at the place and for the purposes set forth in the accompanying notice of the meeting.

   The accompanying proxy is solicited on behalf of the Board and is revocable at any time before the voting thereof by filing with the Secretary of the Company, prior to the shareowner vote, a written revocation or duly executed form of proxy bearing a later date, or by voting in person at the meeting. All outstanding shares of the Company's Common Stock, par value $.02 per share ("Common Stock"), represented by properly executed and unrevoked proxies received in time for the meeting, will be voted. Shares will be voted as instructed in the accompanying proxy on each matter to be submitted to shareowners. If no instructions are given, the shares will be voted:

  --for the election to the Board of the nominees indicated in the proxy;

  --in favor of the proposal to amend the 1992 Omnibus Stock Awards Plan for Key Employees;

  --in favor of the proposed 2001 Compensation Plan for Non-Employee
    Directors; and

  --for the approval to authorize proxies to vote upon such other business as may properly come before the meeting.

   The close of business on April 24, 2000, has been fixed as the record date for the determination of shareowners entitled to notice of and vote at the meeting. On that date, there were outstanding 15,243,039 shares of Common Stock. The Company first sent this proxy statement and the accompanying form of proxy to shareowners entitled thereto on or about May 15, 2000.

   A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. Each holder of Common Stock is entitled to one vote per share. If one or more shareowners give notice at the meeting before the voting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. With cumulative voting, holders of Common Stock are entitled, for each share held by them, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated prior to voting) or distribute them among two or more nominees. Under cumulative voting, the eight persons receiving the greatest number of votes shall be elected as directors. Discretionary authority to cumulate votes is being solicited. If the vote with respect to the election of directors is not conducted by cumulative voting, the holders of a majority of shares of Common Stock represented at the meeting in person or by proxy will be able to elect all the directors. Non-voted shares on the election of directors and shares of Common Stock as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy will not be counted in determining which director nominees receive the greatest number of votes if cumulative voting occurs or will not be counted in determining whether a majority vote with respect to any director has been obtained if cumulative voting is not utilized.

                             ELECTION OF DIRECTORS

   The eight persons listed below are proposed to be elected for a period to end at the 2001 Annual Meeting of Shareowners, when they may be proposed to be re-elected or a successor is elected and qualified at that meeting or, as provided in the Company by-laws, upon the earlier of death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for approval of the election of the eight nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends. All of the nominees are presently directors of the Company and all but Michael J. Callahan, Dr. Ronald A. Mitsch and Dr. Mary P. Quin were elected at the 1999 Annual Meeting of Shareowners.

   Certain information regarding the nominees, as of April 24, 2000, is set forth below, including their ages, the period each has served on the Board and the nominees' business experience.

                               ----------------


              Michael J. Callahan  Director since 1999

              Age 61

              Mr. Callahan is a business consultant. Mr. Callahan served as Executive Vice President and Chief Financial Officer of FMC Corporation from 1994 to 1999. Prior to joining FMC, Mr. Callahan was Executive Vice President and Chief Financial Officer at Whirlpool Corporation from 1992 to 1994. Mr. Callahan is a member of the Board of Directors of Brunswick Corporation and Metropolitan Family Services in Chicago.
[Photo]


              Dr. Eugene W. Emmerich
                                   Director since 1979

              Age 69

              Dr. Emmerich has served as President and Chief Executive Officer ("CEO") of Cadtrak Corporation, a licensor of patented technology to the computer industry with emphasis on graphics related patents, for more than the past five years.

[Photo]

              G. Robert Evans      Director since 1991

              Age 68

              Mr. Evans is Vice Chairman and CEO of Consolidated Freightways Corporation. He retired as Chairman of the Board of the Company in December 1997 and, prior to that time, served as Chairman of the Board from January 1997, and as Chairman and CEO of the Company from June 1991. Mr. Evans also serves as a director of Consolidated Freightways Corporation and Swift Energy Company.
[Photo]

              E. F. Heizer, Jr.    Director since 1976

              Age 70

              Mr. Heizer is a venture capitalist and has been involved in developing early stage companies since 1962. Since 1985, he has served as Chairman of Heizer International, and from 1969 until 1985, he served as CEO of Heizer Corporation. Since 1995, he has served as Chairman of LBL, a Lloyds of London Bermuda-based insurance company. Mr. Heizer also serves as a director of Chesapeake Energy Corporation, Needham & Company, Inc., as well as several other early stage companies.
[Photo]



              Dr. Ronald A. Mitsch Director since 1999

              Age 65

              Dr. Mitsch retired as Vice Chairman and Executive Vice President, Industrial and Consumer Markets and Corporate Services of 3M Company in 1998. Dr. Mitsch had served in these capacities since 1995. Since joining the 3M Company in 1960, Dr. Mitsch has held several key management positions including Senior Vice President, Research and Development. Dr. Mitsch is a member of the Board of Directors of NCR, Lubrizol, WTC Industries, and sits on the technology advisory board of BF Goodrich-Performance Materials.



              Gerald G. Nadig      Director since 1996

[Photo]       Age 54

              Mr. Nadig has been Chairman, President and CEO of the Company since January 1998, President and CEO of the Company since January 1997, and was President and Chief Operating Officer from 1991 to January 1997.
[Photo]



              Dr. Mary P. Quin     Director since 1999

              Age 46

              Dr. Quin has been Vice President and General Manager, Color Solutions Business Unit, Office Document Products Group at Xerox Corporation since 1999. Since joining Xerox in 1995 as Director, Corporate Business Strategy, she has served as Vice President and General Manager, External Business Unit, Office Document Products Group and Vice President, Strategy, Production Systems Group. Prior to joining Xerox, she served as Vice President, Operations and Customer Service at Avid Technology, Inc. From 1988 to 1993, she held various sales and planning positions in the Copy Products Division of Eastman Kodak Company. Dr. Quin is a member of the Board of CEDPA, an international aid organization, and founder and Chairman of the One Hundred Heroines project in Rochester, New York.
[Photo]

              Howard B. Witt       Director since 1997

              Age 59

              Mr. Witt has been Chairman, President and CEO of Littelfuse, Inc. (an international and publicly-held company with approximately $350 million in sales) since 1993. Prior to that time, he was President and CEO of Littelfuse from 1990, and prior to 1990 served in several key management positions with Littelfuse since joining the company in 1979. Mr. Witt is currently a member of the Electronic Industries Alliance Board of Governors, the Artisan Mutual Fund Board of Directors, and the Board of Directors of Franklin Electric Co.
[Photo]

Committees and Meetings of the Board

   The Board held seven meetings during fiscal 2000. Included among the committees of the Board are standing Audit, Compensation and Organization, and Technology Committees. During fiscal 2000, directors in total attended approximately 94% of the aggregate number of meetings of the Board and the committees on which they served.

   The Audit Committee, currently consisting of Mr. Heizer (Chairperson), Mr. Callahan and Dr. Mitsch, met four times during fiscal 2000. The functions of this committee include the following: recommending the selection of independent public accountants to the Board; reviewing the scope of the audits performed by the independent public accountants, the audit reports and any recommendations made by them; reviewing in April of each year the results of the audit for the prior fiscal year with the independent public accountants before the annual report to shareowners for that fiscal year is released publicly; and reviewing any non-audit services provided by the independent public accountants.

   The Compensation and Organization Committee, currently consisting of Messrs. Witt (Chairperson), Callahan and Heizer, met four times during fiscal 2000. The functions of this committee include the following: determining, in consultation with the Company's Chairman, President and CEO, the compensation, including long-term performance incentives, of the Company's officers; reviewing and approving cash incentive compensation paid to the Company's key employees; reviewing and making recommendations to the Board with respect to the Company's compensation and benefit plans and policies; reviewing corporate practices relating to diversity and succession planning; and overseeing director affairs, including serving as the nominating committee.

   The Technology Committee, currently consisting of Dr. Emmerich (Chairperson), Mr. Evans, Dr. Mitsch and Dr. Quin, met three times during fiscal 2000. The functions of this committee include analyzing current technology and its use and application in the Company's processes and evaluating technological developments and the suitability of new technology for the Company's operations.

   From March 1, 1999 through August 31, 1999, directors who were not executive officers of the Company received an annual retainer of $20,000, plus $1,000 per meeting for attendance at Board meetings, $3,000 per year for chairing a Board committee, $1,000 per meeting for attendance at Board committee meetings, $500 per meeting for special telephonic meetings, and reimbursement for normal travel expenses. $10,000 of the annual retainer was paid in cash, with the remainder paid in the form of stock options under the 1996 Stock Option Plan for Non-Employee Directors ("1996 Plan"). Each eligible non-employee director also received an additional incentive stock option under the 1996 Plan. From September 1, 1999 through February 29, 2000, the annual retainer was increased by $10,000 (one-half in cash and one-half in the form of stock options as discussed above).

Security Ownership of Management of the Company

   The following table provides certain information, as of April 24, 2000 (except as otherwise noted), on the beneficial ownership of Common Stock as to each director of the Company, the executive officers named on the Summary Compensation Table below, and the directors and executive officers of the Company as a group. To the knowledge of the Company, each person has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors described below is the address of the Company.

                                       Number of     Shares
                                         shares       under              Percent
                                      beneficially exercisable             of
Name                                    owned(1)   options(2)    Total    Class
----                                  ------------ ----------- --------- -------
Michael J. Callahan.................      6,000        4,683      10,683   (3)
Dr. Eugene W. Emmerich..............      6,525       41,507      48,032   (3)
G. Robert Evans.....................    127,156      124,492     251,648   1.7
E. F. Heizer, Jr....................    146,638       37,907     184,545   1.2
Dr. Ronald A. Mitsch................      1,000        4,683       5,683   (3)
Gerald G. Nadig.....................    168,343      163,999     332,342   2.2
Dr. Mary P. Quin....................        --         4,683       4,683   (3)
Howard B. Witt......................      8,174       17,432      25,606   (3)
David A. Fletcher...................     40,152       64,949     105,101   (3)
Frank J. Lazowski, Jr...............     29,599       44,400      73,999   (3)
Thomas E. Moore.....................     71,353       56,750     128,103   (3)
James J. Waclawik, Sr...............     41,048       50,400      91,448   (3)
All executive officers and directors
 as a group (20 persons)............    925,117      809,726   1,734,843  11.4

--------
(1) For purposes of the table, a person generally is deemed to be a beneficial owner of a security (including restricted stock) if such person has or shares voting power or investment power (including the power to dispose of the security) with respect to such security or has the right to acquire beneficial ownership thereof within 60 days. This does not include shares under exercisable options (which information is set forth separately).
(2) Includes shares subject to options that are exercisable on April 24, 2000 and options which become exercisable within 60 days thereafter.
(3) Less than 1%.

                INFORMATION WITH RESPECT TO CERTAIN SHAREOWNERS

   The following table sets forth certain information on the beneficial ownership of Common Stock by each person known by the Company as of April 24, 2000, to own beneficially more than five percent of the Company's outstanding Common Stock. To the knowledge of the Company, each shareowner has sole or shared voting and/or investment power as to the shares shown.

                                                 Number of shares    Percent of
       Name and address of beneficial owner   beneficially owned (1)   class
       ------------------------------------   ---------------------- ----------
      T. Rowe Price Associates, Inc..........       1,873,700           12.3
       100 E. Pratt Street
       Baltimore, MD 21202

      Dimensional Fund Advisors, Inc. (2)....       1,262,400            8.3
       1299 Ocean Ave.
       11th Floor
       Santa Monica, CA 90401

      Frank L. Hohmann III (3)...............       1,113,850            7.3
       277 Park Avenue
       New York, NY 10172

      Woodland Partners LLC..................         989,650            6.5
       60 South Sixth Street
       Suite 3750
       Minneapolis, MN 55402

--------
(1) As reported in Schedules 13G and 13D filed with the Securities and Exchange Commission ("SEC").
(2) According to Dimensional Fund Advisors, Inc., all such securities are owned by advisory clients of Dimensional Fund Advisors Inc. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.
(3) According to Mr. Hohmann, includes 12,000 shares held in trust for children of Mr. Hohmann, for which Mr. Hohmann states that he is not the trustee, and for which he disclaims beneficial ownership, and 30,000 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership.

                      COMPENSATION OF EXECUTIVE OFFICERS

I. Summary Compensation Table

   The following table discloses compensation received by the Company's Chairman, President and CEO and four other executive officers (all of whom except Mr. Fletcher comprise the Company's Policy Committee).

                                                        Long-Term
                                                   Compensation Awards
                                                  -----------------------
                                     Annual
                                  Compensation
                                -----------------
                                                   Above
                                                   Market     Securities
                                           EVA     Stock      Underlying      All Other
Names and Principal      Fiscal Salary  Incentive Award(s)   Options/SARs    Compensation
Position                  Year    ($)      ($)     (#)(8)        (#)            ($)(1)
-------------------      ------ ------- --------- --------   ------------    ------------
G. G. Nadig.............  2000  389,000  280,559   73,500(2)    11,100(3)       23,896
 Chairman, President and  1999  365,000  178,286   33,000(4)       --           23,576
 Chief Executive Officer
  (CEO)                   1998  365,000   81,468      --        40,000(5)       23,526

T. E. Moore.............  2000  231,000  131,726   39,800(2)       --           38,609
 Executive Vice
  President and           1999  210,000   85,480   17,600(4)       --           20,505
 Chief Operating Officer
  (COO)                   1998  171,000   39,864      --        28,400(6)(7)    45,330

J. J. Waclawik, Sr......  2000  173,070   92,379   15,700(2)     3,900(3)       36,695
 Vice President, Chief
  Financial               1999  154,000   50,148    8,100(4)       --           18,053
 Officer and Secretary
  (CFO)                   1998  154,000   23,654      --        12,600(5)       44,088

F. J. Lazowski, Jr......  2000  155,000   79,549    8,900(2)       --           22,143
 Senior Vice President,   1999  131,000   42,658    4,000(4)       --           23,809
 Human Resources          1998  131,000   20,541      --         8,400(5)       35,172

D. A. Fletcher..........  2000  173,000  112,686    8,900(2)     4,200(3)       62,208
 President and Chief
  Operating Officer,      1999  173,000   85,421    4,000(4)       --           24,180
 MSC Specialty Films,
  Inc.                    1998  173,000   41,292      --         8,400(5)       29,006

--------
(1) Company matching contribution to the employee's Savings and Investment Plan contribution, payments for the Defined Contribution Plan, Deferred Compensation Plan distribution and other incentive or personal benefits.
(2) Granted under the 1999 Long-Term Incentive/Leveraged Stock Award Programs at market value ($7.1875). The executive paid $0.71875 per share for the award. The performance threshold was achieved during the year. The restrictions will be removed on February 28, 2002, assuming the individual is still employed with the Company.
(3) Granted options under the Company's Merit/Stock Exchange Program at market value ($7.1875) in lieu of all or a portion of the executives merit increase for fiscal 2000. The options vested immediately.
(4) Granted under the 1998 Long-Term Incentive/Leveraged Stock Awards Program at market value ($12.0625). The executive paid $1.00 per share for the award. The performance threshold was achieved during the fiscal year. The restrictions will be removed on February 28, 2001, assuming the individual is still employed with the Company.
(5) Granted under the 1995 Stock Option Program at an option price of $16.375 (market price on the date of grant). One-third of the options vested on March 1, 1998, one-third vested on March 1, 1999, and the final third vested on March 1, 2000.

(6) 8,400 shares were granted under the 1995 Stock Option Program on March 1, 1997, at an option price of $16.375 (market price on the date of grant). One-third of the options vested on March 1, 1998, one-third vested on March 1, 1999, and the final third vested on March 1, 2000.
(7) 20,000 shares were granted under the 1992 Omnibus Stock Awards Plan on May 1, 1997, at an option price of $15.00 (market price on the date of grant). One-third of the options vested on May 1, 1998, one-third vested on May 1, 1999, and the final third vested on May 1, 2000.
(8) During fiscal 2000, the market price of common stock reached the plan target level ($14.25) for a one-time restricted stock award granted in fiscal 1994 and the shares vested. The vested shares totaled 19,200, 3,000, 3,600, 4,800 and 8,400 for Messrs. Nadig, Moore, Waclawik, Lazowski and Fletcher, respectively.

II. Option/SAR Grants in Last Fiscal Year

                           Individual Grants
-----------------------------------------------------------------------
                                                                        Potential Realizable Value
                                                                          at Assumed Annual Rates
                          Number of    % of Total                       of Stock Price Appreciation
                          Securities  Options/SARs Exercise                   for Option Term
                          Underlying   Granted to   or Base             -----------------------------
                         Options/SARs Employees in   Price   Expiration            5%        10%
Name                      Granted(1)  Fiscal Year  ($/Share)    Date     0%     ($23.52)   ($37.45)
----                     ------------ ------------ --------- ---------- ------ ----------------------
G. G. Nadig.............    11,100        35.2      7.1875    3/01/09        0     50,174    127,151
J. J. Waclawik, Sr......     3,900        12.4      7.1875    3/01/09        0     17,629     44,675
D. A. Fletcher..........     4,200        13.3      7.1875    3/01/09        0     18,985     48,111

--------
Note--The dollar amount of total shareowner gain during the respective option period at the expiration date of such options at the 5% and 10% price appreciation rates would be $138,401,706 and $350,737,095, respectively. The dollar amount of named optionees and gain after ten years at the 5% and 10% price appreciation rates would be $86,788 and $219,937, respectively. The percentage of named optionees gain to shareowner gain would be 0.06%.
(1) Options for the named individuals were granted at the fair market value of a share of Common Stock on the date of grant (February 25, 1999) pursuant to the Company's Merit/Stock Exchange Program. This grant was elected by the named executives in lieu of all or a portion of their merit increase for fiscal 2000. The options vested immediately.

III. Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

   The following table provides information on option exercises and unexercised option values for the named executive officers.

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                            Shares                  Options/SARs at      In-the-Money Options/SARs
                           Acquired    Value      Fiscal Year End (#)    at Fiscal Year End ($)(2)
                              On      Realized ------------------------- -------------------------
Name                     Exercise (#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ -------- ----------- ------------- ----------- -------------
G. G. Nadig.............     None       N/A      68,799       19,201       313,474       3,600
T. E. Moore.............     None       N/A      14,250        3,000        59,372         563
J. J. Waclawik, Sr......     None       N/A      16,800        3,600        81,094         675
F. J. Lazowski, Jr......     None       N/A      19,200        4,800        79,200         900
D. A. Fletcher..........     None       N/A      44,549        8,401        94,715       1,575

--------
Note--The exercise price of all options granted to the above named individuals was the fair market value of a share of Common Stock on the date of grant.

(1) The reported value realized on the exercised options is the market price on the exercise date less the exercise price.
(2) The value of unexercised options is based on a market price of $14.4375 (the market price on February 29, 2000), less the exercise price.

IV. Long-Term Incentive Plan Awards in Last Fiscal Year

                                         Number of Shares,  Performance or Other
                                             Units or           Period Until
Name                                    Other Rights (#)(1) Maturation or Payout
----                                    ------------------- --------------------
G. G. Nadig............................       73,500              3 Years
T. E. Moore............................       39,800              3 Years
J. J. Waclawik, Sr.....................       15,700              3 Years
F. J. Lazowski, Jr.....................        8,900              3 Years
D. A. Fletcher.........................        8,900              3 Years

--------
(1) Granted under the 1999 Long-Term Incentive/Leveraged Stock Awards Program at market value ($7.1875). The executive paid $0.71875 per share for the award. The performance threshold was achieved during fiscal 2000. The restrictions will be removed on February 28, 2002, assuming the individual is still employed with the Company.

                COMPENSATION AND ORGANIZATION COMMITTEE REPORT

   The functions of the Compensation and Organization Committee include establishing and administering compensation plans for Material Sciences Corporation executive officers, reviewing executive officer compensation levels and evaluating management performance. The Committee is composed of three independent, non-employee directors. Set forth below is a report submitted by the Compensation and Organization Committee regarding the Company's compensation policies and programs for executive officers for fiscal year 2000.

Compensation Philosophy

   The MSC management compensation program is designed to reward outstanding performance and results. Compensation plans are designed to attract and retain top quality and experienced managers by providing the opportunity to earn above median cash compensation based on corporate, business unit and individual performance plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for MSC's shareowners.

Executive Compensation Components

   MSC's compensation program includes three components including: a base salary, a cash incentive opportunity and a long-term equity award.

  . Base salaries are targeted at median competitive levels for similar-size companies in general industry:

   --Salaries are reviewed annually.

   --Annual adjustments are based on individual performance, changes in duties and responsibilities and general movement of salary levels in similar-size companies in general industry.

   --In fiscal 2000, the Company introduced a program to promote greater stock ownership in the Company by officers. The Merit/Stock Exchange Program allows an officer to elect to receive a merit increase in stock or stock options based on fair market value.

  . Cash incentive opportunity for management employees is targeted at competitive levels between the median and the 60th percentile, based upon similar-size companies in general industry, determined on an annual basis.

   --The Company currently uses Economic Value Added (EVA(R)) to set performance targets for its business units. EVA is a performance measurement tool that is intended to drive increased economic value within the Company and should increase shareowner value. This EVA-based plan includes a provision that requires key employees to bank a portion of any overachievement (in excess of 100% of target). This banking provision is intended to promote sustained economic performance. A portion of the ending bank balance is distributed on an annual basis. The EVA bank may also be utilized by key employees to fund long-term equity award programs which require an employee contribution.

  . Long-term equity awards of either stock options or restricted stock to management employees at the 75th percentile competitive levels for similar-size companies in general industry. Such awards are made on an annual basis.

   --In fiscal 1993, stock options were granted to key management employees for fiscal years 1993, 1994 and 1995 at the 60th percentile competitive level. In fiscal 1994, a one-time stock and Incentive Stock Option ("ISO") award was granted to key management employees that was intended to encourage and facilitate increased stock ownership and executive retention. This award vested in fiscal year 2000 because the market price of common stock reached the plan target level and the time vesting requirements were met. Furthermore, a matching ISO award was granted--which will vest if the underlying restricted stock is held for two (2) years after the restricted stock vested (June 18, 2001)--otherwise the ISO shares do not vest for nine (9) years and eleven (11) months from the date of grant. This one-time stock award and ISO grant put the total long-term equity award for key management employees at the 75th percentile for similar-size companies in general industry for the three-year fiscal period, 1993 to 1995.

   --Non-qualified stock options were granted at the 75th percentile competitive levels for similar-size companies in general industry for fiscal years 1996, 1997 and 1998.

   --A restricted stock and cash award were issued in fiscal 1999 and 2000 to key management employees at the 75th percentile competitive level. Those who chose to participate were required to invest their own funds in the award which vests upon achieving premium stock price levels over the next three (3) to five (5) years.

Fiscal 2000 Committee Actions and Executive Performance

   Base salaries were increased 6.6% for the CEO and an average of 9.6% for the other four named executives. In general, salary increases reflected individual performance, company performance and changes in the external compensation market. The above increases exclude a portion of the increase elected by executives under the Company's Merit/Stock Exchange Program. Messrs. Nadig, Waclawik and Fletcher also received 11,100, 3,900, and 4,200 options, respectively, at fair market value at the date of grant under the Merit/Stock Exchange Program.

   Under the Company's EVA cash incentive plan, the Compensation and Organization Committee approved an incentive payout for Mr. Nadig, based upon the Company's performance relative to an EVA target level. The other executive officers and all management employees were also measured under similar EVA target levels. Achievement of target levels were reviewed and approved by the Compensation and Organization Committee. Mr. Nadig earned a cash incentive payout of $280,559 in fiscal 2000. The incentive award reflects an achievement of 142% of the EVA target level. The other named executives received annual incentive awards in fiscal 2000 that reflect an achievement of 142% of the EVA target level, except for Mr. Fletcher which reflected an achievement of 189%. After the fiscal 2000 distribution, Mr. Nadig had an ending EVA bank balance of $69,119 and the other named executives had ending EVA bank balances of $126,421 in the aggregate.

   Under MSC's equity plan, Mr. Nadig was awarded a restricted stock (73,500 shares) and cash award ($284,200) that vested upon achieving a target stock price level. The other four named executives received restricted stock awards for a total of 73,300 shares, and an aggregate cash award of $282,900, which also vested upon achieving the target stock price level. The target stock price level was based on the market price at the time of grant, plus a premium. The restriction will be removed on February 28, 2002, assuming the individuals are still employed with the Company.

Compensation Consultants and Competitive Data

   The Compensation and Organization Committee has access to compensation consultants who work with the Committee from time-to-time on Board and executive compensation matters. The Committee also has access to competitive data on compensation levels for executive positions.

     Material Sciences Corporation Compensation and Organization Committee

                        Mr. Howard B. Witt, Chairperson
                            Mr. Michael J. Callahan
                             Mr. E. F. Heizer, Jr.

                                      MSC
                               PERFORMANCE GRAPH

   The following chart shows total shareowner returns, assuming $100 was invested on February 28, 1995, in Material Sciences Corporation, the S&P SmallCap 600 Index and the Comparator Group (as described below) with dividends, if any, reinvested through February 29, 2000.

                   MSC 5-YEAR CUMULATIVE TOTAL RETURN VERSUS
                   THE S&P SmallCap 600 AND COMPARATOR GROUP


                                                      February 28 or 29,
                                              ----------------------------------
                                               1996   1997   1998   1999   2000
                                              ------ ------ ------ ------ ------
MSC..........................................  90.55 103.15  76.77  45.28  90.95
S&P SmallCap 600............................. 131.03 152.90 206.31 171.01 234.91
COMPARATOR GROUP............................. 106.99 114.56 105.62  74.27  77.23

COMPARATOR GROUP: COLD METAL PRODUCTS, INC. (CLQ)
                    GIBRALTOR STEEL CORPORATION (ROCK)
                    HUNTCO INC. (HCO)
                    OLYMPIC STEEL (ZEUS)
                    SHILOH INDUSTRIES, INC. (SHLO)
                    SOUTHWALL TECHNOLOGIES (SWTX)
                    STEEL TECHNOLOGIES, INC. (STTX)
                    WORTHINGTON INDUSTRIES, INC. (WTHG)

                        EMPLOYMENT AND OTHER AGREEMENTS

   In connection with Mr. Evans' retirement from his position from Chairman of the Board of the Company, Mr. Evans receives a supplemental pension consistent with an Employment Agreement (dated February 27, 1991) between the Company and Mr. Evans.

   Change in control arrangements are currently in effect for approximately 73 employees, including Change in Control Agreements for all of the Company's executive officers. In general, the Change in Control Agreements with the executive officers provide that in the event a Change in Control occurs (as defined therein) and employment is terminated by the Company without "Cause" (as defined therein) or by such executive for "Good Reason" (as defined therein) or, within 30 days after the first anniversary of a Change in Control, without Good Reason, the Company will pay to such executive officer a lump sum payment of one and a half to three times such executive officer's annual base salary plus bonus plus required defined contribution plan contributions, and will provide other compensation and benefits. Such Change in Control Agreements also provide for gross-up payments for certain income tax payments and for, in some cases, covenants not to compete. In addition, the Company is contingently liable for $1,857,092 of banked balances from the Company's EVA incentive program including $69,119, $32,452, $22,759, $19,598, $51,612 for Messrs. Nadig, Moore, Waclawik, Lazowski and Fletcher, respectively.

   The Company has a severance agreement ("Severance Agreement") with Mr. Waclawik which provides for, among other things, severance benefits in certain circumstances. The Severance Agreement provides for eighteen months of both health benefits and severance payments equal to Mr. Waclawik's then current monthly base salary should his employment be terminated by the Company for reasons other than Good Cause (as defined in the Severance Agreement) or by Mr. Waclawik for certain specified reasons.

                           EMPLOYEE AND OTHER PLANS

Supplemental Pension Plan Agreements

   The Company has entered into Supplemental Pension Plan Agreements ("Supplemental Pension Plan Agreements") with fifteen current employees, including all executive officers as of April 24, 2000, which provide benefits in the event of termination of employment, disability or death before retirement. The disability benefit consists of a monthly payment until death equal to 50% of an individual's average monthly compensation for the last 12 consecutive months prior to disability, less the sum of benefits otherwise receivable by an individual (collectively referred to as the "Other Benefits") from Social Security and any other pension or retirement programs (whether maintained by the Company or not). The benefit upon termination of employment consists of a monthly payment, beginning in the month after termination (but not before the individual's 60th birthday) and continuing for 120 months or, if earlier, the death of the individual, equal to a specified percentage of the individual's average monthly compensation for the last 12 consecutive months prior to retirement, less the sum of the Other Benefits. The percentage varies depending on the participant's age at employment termination, ranging from 50% at the age of 60 to 66 2/3% at age 65. The payments will be made to a surviving spouse in the event of such individual's death, but in no event will more than 120 payments be made. A participant becomes eligible to receive the termination benefit upon reaching age 60 or the completion of 10 years of consecutive employment, whichever comes first. The death benefit consists of a monthly payment to the surviving spouse, if any, beginning after a participant's death while employed by the Company and continuing for 120 months or, if earlier, until the death of the spouse, equal to 50% of the participant's average monthly compensation for the 12 consecutive months prior to the participant's death, less the sum of the Other Benefits.

   The Supplemental Pension Plan Agreements also provide that the payments described above in the event of employment termination will commence to a participant in the event that (1) any person acquires 25% or more of the voting power of the Company's Common Stock or (2) the participant's employment is terminated other than for cause, disability, death or voluntarily by the employee. For these purposes, termination of employment is deemed to occur after an individual's 65th birthday.

   The first Supplemental Pension Plan Agreements were entered into in June 1983. As of February 29, 2000, $2,869,563 had been accrued under the plans for current employees, of which $2,562,149 had been accrued to be paid to executive officers which includes $1,498,178 for persons named in the Summary Compensation Table (such accruals being $673,529, $334,436, $125,655, $287,208 and $77,350 for Messrs. Nadig, Moore, Waclawik, Lazowski and Fletcher, respectively).

             PROPOSAL TO AMEND AND RESTATE THE 1992 OMNIBUS STOCK
                         AWARDS PLAN FOR KEY EMPLOYEES

   The 1992 Omnibus Stock Awards Plan for Key Employees ("1992 Awards Plan") was originally adopted by the Board and approved by the shareowners of the Company in 1992. Under the 1992 Awards Plan, as amended to date, the aggregate number of shares of common stock with respect to which awards may be granted is 2,837,500. After reviewing the Company's current compensation programs and incentives for key employees and consideration of, among other things, incentive programs established by comparable companies, the Board adopted an amendment and restatement of the 1992 Awards Plan ("2000 Plan Proposal") on April 20, 2000. The 2000 Plan Proposal will increase the aggregate number of shares of common stock with respect to which awards may be granted under the 1992 Awards Plan from 2,837,500 to 3,262,500 shares of common stock and will incorporate certain amendments to the 1992 Awards Plan which were previously adopted by the Board, which amendments were not subject to shareowner approval. These prior amendments include the addition of a provision (i) permitting the Compensation and Organization Committee to include as part of an award agreement the right of a participant who surrenders shares held by such participant upon exercise of an option to receive further options equal to the number of shares so surrendered; (ii) providing that awards granted under the plan (other than incentive stock options) may be transferred to certain family members of the participant by gift or domestic relations order; and (iii) requiring a shareowner approval for amendments which reprice options. The Board adopted the 2000 Plan Proposal subject to approval and adoption by the shareowners of the Company and provided that if not so approved, such amendment will terminate and be of no force or effect. Unless authority to vote for approval of the amendment is withheld in the proxy, signed proxies that are returned will be voted in favor of the amendment.

   The Board believes that the 2000 Plan Proposal is necessary for the Company to be able to continue to provide appropriate incentives to key employees and to encourage greater teamwork through rewards linked to increases in the price of common stock. Further, the Board considers such amendment to be an integral part of its market-competitive compensation program that enhances the Company's ability to retain a superior management team. As of April 24, 2000, of the 2,837,500 shares of common stock available for issuance upon the exercise or payment of awards granted under such plan, 123,774 shares of common stock remained available to be granted as awards. The increase of 425,000 shares will be used primarily for future awards related to long-term compensation.

   For purposes of the following discussion, the 1992 Awards Plan, as it exists prior to the effectiveness of the 2000 Plan Proposal, is referred to as the "Existing Plan" and as proposed to be amended is referred to as the "Amended Awards Plan."

   In the event that the 2000 Plan Proposal is not approved by the Company's shareowners, the Existing Plan will continue in effect but the Company's ability to grant new awards under the Existing Plan will be constrained due to the limited number of shares of common stock that currently remain available for awards.

   The complete text of the Amended Awards Plan reflecting all amendments to date and the 2000 Plan Proposal is set forth in Exhibit A attached hereto and should be read in its entirety by shareowners. The following description of the Amended Awards Plan is qualified in its entirety by Exhibit A.

   Administration Eligibility. The Compensation and Organization Committee administers the Amended Awards Plan, including the determination of employees eligible for participation and the form and amounts of awards. The Compensation and Organization Committee may, to the extent that any such action will not prevent the Amended Awards Plan from complying with Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), delegate any of its authority thereunder to such persons as it deems appropriate. Under the Amended Awards Plan, awards may be made to those employees of the Company and its subsidiaries (including the Company's executive officers) who are deemed to be key employees.

   Limitations on Shares to be Issued. After giving effect to the 2000 Plan Proposal, a maximum of 3,262,500 shares of common stock will be authorized to be issued under awards granted under the Amended Awards Plan. Shares covered by any award granted under the Amended Awards Plan which subsequently expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock will again be available under the Amended Awards Plan. Based on the closing price of common stock on April 24, 2000, the aggregate market value of the total of 3,262,500 shares of common stock issuable under the Amended Awards Plan (which includes 123,774 shares currently available for issuance under the Existing Plan and the additional 425,000 shares covered by the 2000 Plan Proposal) is approximately $37,926,563. The calculation of the aggregate market value with respect to shares of common stock underlying options granted under the Amended Awards Plan is not reduced for prices paid or payable to the Company for such common stock by each optionee upon exercise.

   Awards. Awards may be in the form of stock options, stock appreciation rights ("SARs"), restricted stock or other awards.

   Options. Options granted under the Amended Awards Plan may be either incentive stock options ("ISOs") or non-qualified options or such other form of option as the Compensation and Organization Committee may determine. Each option will be exercisable immediately in full or will become exercisable in installments (based on the passage of time, achievement of performance targets or both as determined by the Compensation and Organization Committee) over the option period as determined by the Compensation and Organization Committee. The expiration dates and the per share option price shall be determined by the Compensation and Organization Committee and specified in the option agreement, provided that the per share option price with respect to any option shall not be less than 100% of the fair market value of a share of common stock on the date the option is granted. Options may be exercised in whole or in part. Shares acquired by exercise of an option may be paid for, at the discretion of the Compensation and Organization Committee, either in cash, in common stock (valued at the fair market value thereof on the date of exercise), by a combination thereof or with any other consideration. In the event a participant exercises an option, payable in whole or in part with common stock, the Amended Awards Plan permits the Compensation and Organization Committee to include as part of an award agreement the right of such participant to receive further options equal to the number of shares of common stock surrendered as part of the exercise price plus a number of shares of common stock having a fair market value equal to the amount of taxes withheld as a result of the exercise of the option.

   SARs. The Amended Awards Plan allows the Compensation and Organization Committee to grant awards in the form of SARs. An SAR entitles the holder to receive from the Company upon exercise an amount equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price multiplied by the number of shares of common stock as to which the holder is exercising the SAR. SARs may be awarded in tandem with any previously or contemporaneously granted option or independent of any option. To the extent a tandem SAR is exercised, the related option will be canceled and, to the extent the related option is exercised, the tandem SAR will be canceled. The amount payable upon exercise of an SAR may be paid by the Company in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation and Organization Committee may determine.

   Incentive Awards of Restricted Stock. The Amended Awards Plan allows the Compensation and Organization Committee to award shares of common stock to participants ("restricted stock"). The Compensation and Organization Committee will establish a restriction period ("restriction period") for each restricted stock award. During this restriction period, shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Except for such restrictions, the participant will have all the rights of a holder of common stock as to such restricted stock. The Compensation and Organization Committee may permit or require the payment of cash dividends to be deferred and, if the Compensation and Organization Committee so determines, reinvested in additional restricted stock or otherwise invested. Except as provided by the Compensation and Organization Committee, the participant will forfeit all shares of common stock still subject to restriction upon termination of such participant's employment for any reason during the restriction period.

   Other Awards. The Amended Awards Plan allows the Compensation and Organization Committee to grant other awards, including, without limitation, performance shares, convertible debentures, other convertible securities and other forms of awards measured in whole or in part by the value of common stock, the performance of the participant or the performance of the Company. Such awards may be payable in common stock, cash or both. At the time of any such award, the Compensation and Organization Committee will, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Compensation and Organization Committee may deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, unusual or non-recurring items or occurrences. Following the conclusion of each performance period, the Compensation and Organization Committee may determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

   Transferability. The Amended Awards Plan permits awards granted thereunder, other than ISOs, to be transferred by the participant to certain family members of the participant, by gift or domestic relations order.

   Amendment. The Board or the Compensation and Organization Committee may suspend or terminate the Amended Awards Plan or any portion thereof or any agreement evidencing an award thereunder at any time and may amend it from time to time in such respects as the Board or the Compensation and Organization Committee may deem advisable; provided, however, that no such amendment shall be made without shareowner approval to the extent (i) such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed or (ii) such amendment reprices, replaces, regrants through cancelation or lowers the exercise price of a previously granted option. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby. The Compensation and Organization Committee may amend or modify any award in any manner to the extent that the Compensation and Organization Committee would have had the authority under the Amended Awards Plan to initially grant such award. No such amendment or modification shall impair the rights of any participant under any award without the consent of such participant.

   Adjustments; Sale of the Company. Appropriate adjustments will be made by the Compensation and Organization Committee in the maximum number and kind of shares of common stock to be issued under the Amended Awards Plan and awards granted thereunder to give effect to any stock splits, stock dividends and other relevant changes in the Company's capitalization. If the Company shall effect a merger, consolidation or other reorganization pursuant to which the outstanding shares of common stock shall be exchanged for shares or other securities of the Company or any other corporation, the Company shall use its best efforts to provide in any related agreement or plan that any holder of an award under the Amended Awards Plan will receive in such transaction, as further described in the Amended Awards Plan, such kind and number of shares or other securities of the Company or such other corporation as the Compensation and Organization Committee deems equitable and appropriate. For example, an optionee would have the right to purchase, at the aggregate option price provided for in his option agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or other such corporation which would have been issuable to him in respect of the number of shares of common stock which were subject to such option immediately prior to the effective date of such transaction if such shares had been then owned by him. Any such adjustment would be effected so that the difference between the aggregate fair market value of the shares or other securities subject to the options immediately after given effect to such adjustment and the aggregate option price of such shares or other securities will be substantially equal to (but will not be more than) the difference between the aggregate fair market value of the shares subject to such options immediately prior to such adjustment and the aggregate option price of such shares. If the adjustments described above have not been made with respect to any options, SARs or restricted stock issued pursuant to the Amended Awards Plan by the date ten days prior to the scheduled effective date of any such merger, consolidation or other reorganization, then such options and SARs will become exercisable in full and the restrictions on the transfer, assignment, pledge or other encumbrance of such restricted stock will lapse as of such date.

   Upon the approval of the Company's shareowners of a merger, consolidation or other reorganization pursuant to which the outstanding shares of the Company's common stock are to be exchanged for cash, or upon the adoption by shareowners of a plan of complete liquidation, the restrictions on the transfer, assignment, pledge or other encumbrance of restricted stock issued pursuant to the Amended Awards Plan will lapse and all options outstanding under the Amended Awards Plan will become exercisable in full.

   Federal Income Tax Consequences. The following discussion is a brief summary of the current federal income tax rules (including proposed regulations) relevant to stock options and SARs granted to individuals who are U.S. citizens or residents. The rules governing the tax aspects of these items are highly technical and subject to change.

   Non-Qualified Options and SARs. The grant of a non-qualified option or SAR with an exercise price per share not less than the fair market value of a share of common stock on the date of grant does not result in any taxable income to the recipient or deduction for the Company. However, when any such option is exercised (assuming the common stock acquired is not restricted stock for purposes of Section 83 of the Tax Code) the excess of the fair market value on the exercise date of the shares acquired over the aggregate exercise price ("spread") will be taxable to the holder as ordinary compensation income. Similarly, when an SAR is exercised, the amount paid to the holder will be taxable as ordinary compensation income. In both cases, the Company will generally be entitled to a tax deduction in an amount equal to the income taxable to the holder.

   The optionee's tax basis in shares acquired upon exercise of a non-qualified option will equal the optionee's fair market value on the exercise date and the optionee's holding period for such shares will begin on the day after the exercise date.

   ISO's. An optionee will not be required to report taxable income on the grant or exercise of an ISO. The spread at exercise will, however, constitute an item includible in alternative minimum taxable income and may thereby subject the optionee to the alternative minimum tax.

   Upon the disposition of shares acquired pursuant to the exercise of an ISO ("ISO Shares") after the later of (a) two years from the date of the grant of such ISO and (b) one year from the date such ISO was exercised ("ISO Holding Period"), the optionee will have a long-term capital gain or loss, as the case may be, measured by the difference between the selling price and the exercise price. In such case, the Company is not entitled to any tax deduction.

   In general, if an optionee disposes of ISO Shares before the expiration of the ISO Holding Period (i.e., makes a "disqualifying disposition"), an amount equal to the spread at exercise will be taxable as ordinary income to the optionee at the time of the disposition. If the selling price is greater than the fair market value of the shares on the date of exercise, the excess will be taxable to the optionee as capital gain (long-term or short-term, depending upon whether the optionee held the ISO Shares for more than 12 months). Except in certain limited circumstances (such as disposition by gift or by sale to a related person), if the selling price is less than the fair market value of the shares on the date of exercise, the difference will ordinarily reduce the amount of ordinary income taxable to the optionee.

   In the case of a disqualifying disposition, the Company generally is entitled a tax deduction in the same amount as the optionee's ordinary income. The Company is not entitled to any deduction with respect to an optionee's capital gain.

   Use of Stock to Pay Exercise Price. If an optionee delivers shares of previously-acquired common stock ("old shares"), however acquired, in payment of all or part of the exercise price of a non-qualified option, any appreciation or depreciation in the value of the old shares after their acquisition dates is not taxable as a result of such delivery. The optionee's tax basis in, and holding period for, the old shares will carry over to the same number of shares received at exercise on a share-for-share basis. Assuming any additional shares received ("new shares") are not subject to restrictions, their fair market value at the exercise date will be taxable to the optionee as ordinary compensation income. The tax basis for the new shares will equal their fair market value on the exercise date and the holding period for such shares will begin on the day after the exercise date. The Company will generally be entitled to a tax deduction equal to the optionee's ordinary income.

   If an optionee delivers old shares (other than old shares acquired upon exercise of an ISO and not held for the ISO Holding Period) in payment of all or part of the exercise price of an ISO, any appreciation or depreciation in the value of the old shares after their acquisition dates is not taxable as a result of such delivery. The optionee's tax basis in, and holding period for, the old shares will carry over to the same number of shares received ("replacement shares") on a share-for-share basis. However, under proposed regulations, if there is a later disposition of the replacement shares, satisfaction of the ISO Holding Period will be measured from the date those shares were actually received (and not their holding period for other purposes), and, if the result is a disqualifying disposition of the replacement shares, the consequences will be computed as if the optionee had paid fair value for the replacement shares at the time they were actually received (even though that may be different than their tax basis for other purposes). With respect to any new shares received, the optionee will have a tax basis equal to the amount of the exercise price paid in cash (if any), and the holding period will begin on the day after the exercise date. If there is a later disposition of the new shares, satisfaction of the holding period will begin on the day after the exercise date. If there is a later disposition of the new shares, satisfaction of the ISO Holding Period will be measured from the date those shares were actually received, and the federal tax consequences will be based on the amount actually paid for the new shares (which should be the same as their tax basis for other purposes). Proposed regulations provide that when an ISO is exercised using old shares, a later disqualifying disposition of the shares received will be deemed to be a disposition of the shares having the lowest tax basis first.

   If an optionee pays the exercise price of an ISO in whole or in part with old shares that were acquired upon exercise of an ISO and that have not been held for the ISO Holding Period, the optionee incurs ordinary compensation income (but not capital gain) under the rules applicable to disqualifying dispositions, and the Company will generally be entitled to a corresponding compensation expense deduction. An optionee's basis in the replacement shares received is increased by the amount of the ordinary income recognized. Other than this recognition of ordinary income and the corresponding increase in basis, the rules described in the previous paragraph apply.

   Tax Withholding. The Company will withhold applicable federal and state income taxes and will require, when applicable, that participants pay to the Company, in addition to any exercise price, amounts required for any such withholding. The Compensation and Organization Committee has other rights and powers which it may exercise to satisfy any withholding or tax due with respect to any amount payable or shares issuable under the Amended Awards Plan. If the Compensation and Organization Committee consent and other required conditions are met, participants may satisfy all or part of such tax obligation by having the Company withhold shares of common stock otherwise issuable under awards or by delivering previously owned shares to the Company.

   Section 16(b) Consequences. If a participant acquires shares on exercising an option and an immediate sale of such shares could subject such participant to liability under Section 16(b) of the Exchange Act (which might occur if the specific option grant is not approved by a requisite vote of the Board or Compensation and Organization Committee), such risk of liability may cause the date for determining the fair value and the acquisition date of the shares to be delayed for six months from the date of acquisition. This issue may be avoided (so that the actual acquisition date and fair market value on that date are used) by filing an election under Section 83(b) of the Tax Code.

Vote Required

   The 2000 Plan Proposal requires approval by the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy. If vote is made by proxy and if no contrary specification is indicated on the proxy card, the shares represented thereby will be voted for approval of the 2000 Plan Proposal. Abstentions and non-voted shares with respect to the 2000 Plan Proposal will not be counted in determining whether the 2000 Plan Proposal receives the affirmative vote of a majority of the shares present and entitled to vote at the meeting. If the 2000 Plan Proposal is not approved and adopted by the shareowners of the Company at the upcoming 2000 Annual Meeting, the 2000 Plan Proposal will terminate and be of no force or effect. In this event, the Existing Plan will continue in effect but the Company's ability to grant new awards under the Existing Plan will be constrained due to the limited number of shares of common stock that currently remain available for awards under the Existing Plan.

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN PROPOSAL
            TO THE 1992 OMNIBUS STOCK AWARDS PLAN FOR KEY EMPLOYEES

                   PROPOSAL TO ADOPT 2001 COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

   The Board has approved, and recommends that the shareowners approve, the Material Sciences Corporation 2001 Compensation Plan for Non-Employee Directors ("2001 Director Plan").

   The Board and its Compensation and Organization Committee have reviewed the Company's current arrangements for compensation of directors who are not officers or employees of the Company or its subsidiaries ("Non-Employee Directors"). The Material Sciences Corporation 1996 Stock Option Plan for Non-Employee Directors ("1996 Plan") provides for an Annual Retainer Option consisting of options to purchase shares of common stock having a fair market value on the date of grant equal to $30,000 and an Incentive Option consisting of options to purchase shares of common stock having a fair market value on the date of grant equal to $40,000. The Board believes that it is in the Company's best interests for Non-Employee Directors to have greater flexibility in the type of award granted under the Annual Retainer, while maintaining the Incentive Option to strengthen the incentives to increase stock value and promote greater interest in the success of the Company and its subsidiaries. The Board and its Compensation and Organization Committee also considered information on compensation for non-employee directors at comparable companies with the assistance of outside consultants. The Board believes that the 2001 Director Plan will assist the Company in attracting and retaining highly-qualified Non-Employee Directors, thereby enhancing the long-term financial success of the Company. On the effective date of the 2001 Director Plan, no additional options will be issued under the 1996 Plan.

   In furtherance of these objectives, the 2001 Director Plan provides, as described below, for an annual grant ("Annual Retainer") to each Non-Employee Director on the first day of each fiscal year of the Company of, at such Non-Employee Director's option, $30,000 in cash, shares of common stock or deferred stock units entitling such Non-Employee Director to receive shares of common stock on a future date, or any combination thereof. The amount of this grant may be increased or decreased, but no more frequently than annually, by the Board. The 2001 Director Plan also provides, as further described below, for an automatic grant of an option ("Incentive Option") to purchase shares of common stock having a fair market value on the date of grant equal to $40,000 to each person who is a Non-Employee Director on the date on which such person's option granted under the 1996 Plan becomes fully vested and annually thereafter (so long as such person remains a Non-Employee Director). A person subsequently elected as a Non-Employee Director will receive the Incentive Option upon election and annually thereafter (so long as such person remains a Non-Employee Director). Such Incentive Options generally will not be exercisable for one year.

   At the date of this proxy statement, there are seven directors who are eligible for participation in the 2001 Director Plan. The following description of the 2001 Director Plan is qualified in its entirety by the copy of the 2001 Director Plan which is included as Exhibit B to this proxy statement.

   Limitations on Shares To Be Issued. The number of shares of the Company's common stock with respect to which options may be granted or awarded under the 2001 Director Plan and which may be issued upon the exercise thereof may not exceed, in the aggregate, 150,000 shares. However, to the extent any awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, such shares shall again be available under the 2001 Director Plan.

   Annual Retainer. The 2001 Director Plan provides for an automatic grant of an Annual Retainer on March 1 of each year, commencing March 1, 2001, to each person who is a Non-Employee Director on such date of one or a combination of the following: (i) cash, (ii) shares of common stock or (iii) deferred stock units entitling such Non-Employee Director to receive shares of common stock at a later date; with an initial value, collectively, of $30,000, which amount may be increased or decreased, but no more frequently than annually, by the Board

("Annual Amount"). If the Non-Employee Director elects to receive common stock or deferred stock units, such value shall be determined by dividing the Annual Amount by the last reported sale price of the Company's common stock on the principal securities exchange on which shares of the Company's common stock are then listed on the grant date (or, if such date is not a trading day on such exchange, the last trading day immediately succeeding such date). Any person who first becomes a Non-Employee Director after March 1, 2001, either because such person is first elected to the Board after such effective date or because such person was first elected to the Board while such person was an officer or employee of the Company or its subsidiaries and subsequently ceases to be an officer and employee of the Company and its subsidiaries (and consequently did not receive the Annual Retainer as described in the first sentence of this paragraph), shall, on the date such person first becomes a Non-Employee Director, automatically be granted an option entitling such person to a pro rata portion of the Annual Retainer based on the number of fiscal quarters (rounded up to the nearest whole number of fiscal quarters) remaining in the fiscal year. The Annual Retainer vests in four equal installments on the date of grant and the 3-month, 6-month and 9-month anniversaries of the date of grant if the holder is a Non-Employee Director on such date. Any portion which has not vested prior to the date that the Non-Employee Director to which it was granted ceases to be a Non-Employee Director shall expire and be forfeited.

   Incentive Options. The 2001 Director Plan provides that each Non-Employee Director shall automatically receive an Incentive Option to purchase the number of shares (rounded up to the nearest whole number of shares) of common stock of the Company equal to (a) $40,000 (as such amount may be increased or decreased, but no more frequently than annually, by the Board) divided by (b) the last reported sale price of the Company's common stock on the date of grant on the principal securities exchange on which shares of the Company's common stock are listed on such date (or, if such date is not a trading day on such exchange, the trading day immediately succeeding such date). The per share option price for each Incentive Option shall be the price described in clause (b) of the immediately preceding sentence. An initial Incentive Option shall be granted to each Non-Employee Director as follows: (i) in the case of any director who is a Non-Employee Director on the effective date of the 2001 Director Plan, such option shall be granted automatically to such director upon the date on which the option granted to such director under the 1996 Plan becomes fully vested if such director is a Non-Employee Director on such vesting date, (ii) in the case of any person first elected to the Board after the effective date who is not an officer or employee of the Company or its subsidiaries at the time of such election, such option shall be granted automatically to such person upon the date that such person is first elected to the Board (either by the shareowners of the Company or, in the case of the filling of a vacancy, by the Board) and (iii) in the case of a director who has not received an initial Incentive Option as provided in the preceding clauses because such director was also an officer or employee of the Company or its subsidiaries at the time such director was first elected as a director and who subsequently ceases to be an officer and employee of the Company and its subsidiaries, such option shall be granted automatically to such director upon the date such person becomes a Non-Employee Director. Each director who has received an initial Incentive Option shall automatically be granted an Incentive Option on each anniversary of the date of grant of the initial Incentive Option to such director if such director is a Non-Employee Director on such anniversary date.

   An Incentive Option may be exercised only to the extent it has vested. Each Incentive Option will vest in full on the first anniversary of the date of grant if the holder thereof is a Non-Employee Director on such date. However,
(i) if a person is not elected as a Non-Employee Director at the first annual meeting of the Company's shareowners following the date of grant of any such Incentive Option, such Incentive Option shall vest and become exercisable as of the day before such annual meeting with respect to the number of shares (rounded up to the nearest whole number of shares) equal to the product of (i) the total number of shares of common stock subject to such Incentive Option multiplied by (ii) a fraction equal to the number of whole months that such director has served on the Board since the grant of such Incentive Option divided by 12 and (ii) if a person is not elected as a Non-Employee Director at the first annual meeting following such date of grant, but was nominated for election by the Board as a Non-Employee Director, such director's Incentive Options will vest in full and become exercisable as of the day before such annual meeting. An Incentive Option or any portion of an Incentive Option that has not vested prior to the date the holder thereof ceases to be a Non-Employee Director shall expire and be forfeited as of such date.

   Written Agreement; Expiration; Non-Transferability. Each award granted pursuant to the 2001 Director Plan will be evidenced by a written agreement between the Company and the Non-Employee Director. An Incentive Option issued pursuant to the 2001 Director Plan shall expire and not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such Incentive Option and (ii) the lesser of (a) three years or (b) the remainder of the ten-year term, if the holder ceases to be a director of the Company due to death, total and permanent disability (as determined by the Board in good faith) or Retirement and (ii) 90 days after the holder ceases to be a director of the Company for any other reason. "Retirement" means retirement following service on the Board as a director for a period of ten years (or five years of service on the Board as a director if age 65 or older at the time of retirement). Incentive Options granted pursuant to the Director Plan may be transferred to certain family members of the Non-Employee Director by gift or domestic relations order.

   Consideration for Exercise of Options. Shares acquired by exercise of an Incentive Option may be paid for either (i) with cash or (ii) in whole or in part by delivering to the Company shares of common stock of the Company valued at their then fair market value. In the event a Non-Employee Director exercises an Incentive Option by delivering shares of common stock, the Board has the authority to grant the Non-Employee Director the right to receive further options equal to the number of shares of common stock surrendered plus a number of shares of common stock having a fair market value equal to the amount of taxes withheld as a result of exercise of the option.

   Administration; Amendment; Termination. The Board will administer the 2001 Director Plan. The Board may suspend or terminate the 2001 Director Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable. However, the provisions of the 2001 Director Plan that relate to the amount, price and timing of awards shall not be amended more than once every six months, except in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. No amendment shall be made without shareowner approval to the extent (i) such approval is required by law, agreement or the rules of any exchange upon which the common stock of the Company is listed or (ii) such amendment reprices, replaces, regrants through cancelation, or lowers the exercise price of a previously granted incentive option. The 2001 Director Plan shall terminate on February 29, 2004, unless terminated prior thereto by action of the Board.

   Federal Income Tax Consequences.

   Annual Retainer. A Non-Employee Director will recognize ordinary income on the date of payment of any portion of the Annual Retainer to be paid in cash. A Non-Employee Director will recognize ordinary income on the date shares of common stock granted under the Annual Retainer become unrestricted. If a Non-Employee Director elects to receive a portion of the Annual Retainer in Deferred Stock Units, such Non-Employee Director will recognize ordinary income on the date such director receives the shares of common stock issuable in connection with such Deferred Stock Units, valued at the fair market value of the shares of common stock on the date of receipt (provided that the shares of common stock are otherwise unrestricted).

   Incentive Options. Incentive Options granted under the 2001 Director Plan will constitute non-qualified stock options for federal income tax purposes. With respect to Incentive Options exercised after six months has elapsed from the grant date, an optionee generally will recognize ordinary income on the exercise date (provided that the shares of common stock are otherwise unrestricted). The directors of the Company are subject to Section 16 of the Securities Exchange Act of 1934, as amended. Accordingly, if an optionee under the 2001 Director Plan exercises an option earlier than six months from the date of grant of such option, such optionee generally will recognize ordinary income on the date six months after such grant date (provided that the shares of common stock are otherwise unrestricted). However, if an optionee files an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of exercise, ordinary income will be recognized on the exercise date.

   Generally, the Company will be entitled to a federal income tax deduction in an amount equal to the ordinary income required to be recognized by a participant, as described above.

Vote Required

   The 2001 Director Plan requires approval by the affirmative vote of the holders of a majority of the shares of common stock represented at the 2000 Annual Meeting of Shareowners, in person or by proxy. If approval is not received, the 2001 Director Plan will cease to be effective and options previously granted under such Plan will become null and void.

  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 COMPENSATION PLAN FOR
                            NON-EMPLOYEE DIRECTORS

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of ownership and changes in ownership of shares of the Company's common stock with the SEC. Directors and officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from March 1, 1999 through February 29, 2000, its directors and officers complied with all applicable filing requirements.

                                 MISCELLANEOUS

Shareowner Proposals for 2001 Annual Meeting of Shareowners

   Proposals of shareowners intended to be presented at the 2001 Annual Meeting of Shareowners must be received by the Company no earlier than March 21, 2001, nor later than April 23, 2001, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

Discretionary Voting of Proxies on Other Matters

   The Board and management do not now intend to present, nor do they know of any others who intend to present, any matters at the 2000 Annual Meeting of Shareowners other than those disclosed in the notice of the meeting. Should any other matter requiring a vote of the shareowners arise, however, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares on any such other matter in accordance with their best judgment.

Solicitation of Proxies

   The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. In addition, the Company expects to pay $4,000 plus expenses, for assistance by Corporate Investor Communications, Inc. ("CIC") in the solicitation of proxies. Some of the officers and other employees of the Company and CIC may solicit proxies personally, by telephone, telegraph or mail. The officers and employees of the Company will not receive any additional compensation for such activities.

Additional Information

   The Company will provide without charge to each shareowner upon written request a copy of the Company's Annual Report on Form 10-K, including the financial statement schedules, for its most recent fiscal year. Individuals interested in receiving such Form 10-K should by written request contact:

                        Shareowner Relations Department
                         Material Sciences Corporation
                           2200 East Pratt Boulevard
                          Elk Grove Village, IL 60007

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Representatives of Arthur Andersen LLP, the Company's independent public accountants, are expected to be present at the annual meeting and will be available to respond to questions and may make a statement if they so desire.

                                          By Order of the Board of Directors,

                                          James J. Waclawik, Sr.
                                          Vice President,
                                          Chief Financial Officer and
                                           Secretary

Elk Grove Village, Illinois
May 15, 2000

                                                                      EXHIBIT A

                         MATERIAL SCIENCES CORPORATION

              AMENDED AND RESTATED 1992 OMNIBUS STOCK AWARDS PLAN
                               FOR KEY EMPLOYEES

   1. Purpose. The purpose of this Amended and Restated 1992 Omnibus Stock Awards Plan for Key Employees ("Plan") is to provide incentives to management and other key employees of Material Sciences Corporation ("Company") and its subsidiaries (as determined by the committee) through rewards based upon the ownership and performance of the common stock of the Company, $.02 par value per share ("common stock").

   2. Limitations on Shares To Be Issued. The number of shares of common stock with respect to which awards may be granted under this Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, 3,262,500 shares, provided, however, that to the extent any awards hereunder expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, such shares shall again be available under this Plan. Shares of common stock issued under this Plan may be authorized and unissued shares of common stock, treasury stock, or a combination thereof, as the Compensation and Organization Committee ("Compensation Committee") of the Board of Directors of the Company ("Board") shall determine.

   3. Awards. The Compensation Committee may grant to those persons who it deems to be key employees of the Company or any subsidiary of the Company (collectively, the "participants"), in accordance with this Section and the other provisions of this Plan, stock options, stock appreciation rights ("SARs"), restricted stock and other awards. For the purposes hereof, joint ventures in which the Company owns an equity interest shall be considered a subsidiary of the Company.

 (a) Options.

   (i) Options granted under this Plan may be either incentive stock options ("ISOs") which qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify under such Section ("non-qualified options"), or in such other form, consistent with this Plan, as the Compensation Committee may determine. Each option granted under this Plan shall be evidenced by a written agreement between the Company and the optionee, and such written agreement shall specify whether such option is intended to be an ISO or a non-qualified option. Each option shall be exercisable immediately in full or shall become exercisable in installments (based on the passage of time, achievement of performance targets or both as determined by the Compensation Committee) over the option period in such percentages of the total number of shares covered by the option as shall be determined by the Compensation Committee and stated in the agreement evidencing such option.

   (ii) The per share option price shall be a price determined by the Compensation Committee and specified in the option agreement, provided that the per share option price with respect to any options granted under this Plan (including, without limitation, any ISO's) shall not be less than 100% of the fair market value (determined in accordance with procedures established by the Compensation Committee, the "fair market value") of a share of common stock on the date the option is granted.

   (iii) Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Secretary of the Company) and payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Compensation Committee, (A) in cash (including check, bank draft or money order), (B) in common stock (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and common stock or (D) with any other consideration.

   (iv) Without in any way limiting the authority of the Compensation Committee to make or not to make grants of options hereunder, the Compensation Committee shall have the authority (but not an obligation) to include as part of any option agreement a provision entitling the participant to a further option ("Re-Load Option") in the event the participant exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the option agreement. Any such Re-Load Option shall (A) provide for a number of shares equal to the sum of (y) the number of shares surrendered as part or all of the exercise price of such option and (z) the number of shares having a fair market value equal to the amount of taxes withheld as a result of the exercise of such option; (B) have an expiration date which is the same as the expiration date of the option the exercise of which gave rise to such Re-Load Option; (C) have an exercise price which is equal to one hundred percent of the fair market value of the common stock subject to the Re-Load Option on the date of exercise of the original option; and (D) have such other terms and conditions as the Compensation Committee may in its discretion determine. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for options under this Plan.

   Any such Re-Load Option may be an ISO or a non-qualified option, as the Compensation Committee may designate at the time of the grant of the original option; provided, however, that the designation of any Re-Load Option as an ISO shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of ISOs described in Section 422(d) of the Internal Revenue Code of 1986, as amended ("Code"). Any such Re-Load Option shall be subject to the availability of sufficient shares under Section 2 and to any limitations imposed by Section 162(m) of the Code and shall be subject to such other terms and conditions as the Compensation Committee may determine which are not inconsistent with the express provisions of this Plan regarding the terms of options.

 (b) SAR

   (i) An SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Compensation Committee multiplied by the number of shares of common stock as to which the holder is exercising the SAR. SARs may be in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR shall be the option price of the related option. The amount payable may be paid by the Company in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation Committee may determine, which determination shall be made after considering any preference expressed by the holder.

   (ii) An SAR shall be exercised by written notice to the Company (to the attention of the Secretary of the Company) at any time prior to its stated expiration. To the extent a tandem SAR is exercised, the related option will be canceled and, to the extent the related option is exercised, the tandem SAR will be canceled.

 (c) Incentive Awards of Restricted Stock.

   (i) Shares of common stock may be awarded to participants, subject to this paragraph 3(c) and such other terms and conditions as the Compensation Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

   (ii) There shall be established for each restricted stock award a restriction period ("restriction period") of such length as shall be determined by the Compensation Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participant shall have all the rights of a holder of common stock as to such restricted stock. The Compensation Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Compensation Committee so determines, reinvested in additional restricted stock or otherwise invested. At the expiration of the restriction period, the Corporation shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to paragraph 3(c)(ii).

   (iii) Except as provided by the Compensation Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period all shares of common stock still subject to restriction shall be forfeited by the participant.

 (d) Other Awards.

   (i) Other awards, including, without limitation, performance shares, convertible debentures, other convertible securities and other forms of awards measured in whole or in part by the value of common stock, the performance of the participant or the performance of the Company, may be granted under this Plan. Such awards may be payable in common stock, cash or both, and shall be subject to such restrictions and conditions, as the Compensation Committee shall determine. At the time of any such award, the Compensation Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, unusual or non-recurring items or occurrences. Following the conclusion of each performance period, the Compensation Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

   (ii) A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Compensation Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the common stock and dividends thereon) as the Compensation Committee may determine. Payment of deferred amounts may be in cash, common stock or a combination thereof, as the Compensation Committee may determine. Deferred amounts shall be considered an award under this Plan. The Compensation Committee may establish a trust to hold deferred amounts or any portion thereof for the benefit of participants.

   4. Adjustments for Changes in Capitalization or Corporate Reorganizations. Appropriate adjustments shall be made by the Compensation Committee in the maximum number and kind of shares of common stock to be issued under this Plan, and in the number and kind of shares of common stock that are the subject of any option, SAR, restricted stock or other award under this Plan, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of this Plan. If the Company shall effect a merger, consolidation or other reorganization, pursuant to which the outstanding shares of common stock shall be exchanged for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall use its best efforts to provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization that: (1) any holder of restricted stock issued pursuant to this Plan shall receive in such transaction, subject to substantially the same restrictions in transferability as apply to such restricted stock, the kind and number of shares or other securities of the Company or such other corporation which is issuable to the owner of a like number of unrestricted shares of common stock; (2) any optionee under this Plan shall have the right (a) to purchase, at the aggregate option price provided for in his option agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him in respect of the number of shares of common stock which were subject to such option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him, and (b) to exercise SARs with respect to such shares in lieu of such purchase to the extent such optionee had such rights with respect to the options outstanding immediately prior to the effective date of such merger, consolidation or other reorganization; and (3) any holder of any other award under this Plan shall receive in such transaction such kind and number of shares or other securities of the Company or such other corporation as the Compensation Committee deems equitable and appropriate. Any adjustment with respect to options required by this Section 4 shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the options immediately after giving effect to such adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such options immediately prior to such adjustment and the aggregate option price of such shares. Any adjustments made under this Section 4 shall be determined by the Compensation Committee.

   If the provision in the first paragraph above, insofar as it related to options or SARs, has not been made with respect to any of the options or SARs issued pursuant to this Plan by the date ten days prior to the scheduled effective date of such merger, consolidation or other reorganization, then the options and SARs outstanding under this Plan shall thereupon become exercisable in full. If the provision for restricted stock described in the first paragraph above has not been made with respect to any of the restricted stock issued pursuant to this Plan by the date ten days prior to the scheduled effective date of such merger, consolidation or other reorganization, then the restrictions on the transfer, assignment, pledge or other encumbrance of such restricted stock as to which such provision has not been made shall thereupon lapse as of such date.

   Upon the approval by the shareowners of the Company of a merger, consolidation or other reorganization pursuant to which the outstanding shares of common stock are to be exchanged for cash, or upon the adoption by the shareowners of the Company of a plan of complete liquidation, the restrictions on the transfer, assignment, pledge or other encumbrance of restricted stock issued pursuant to this Plan shall thereupon lapse, and all options outstanding under this Plan shall thereupon become exercisable in full.

   5. Miscellaneous Provisions.

   (a) Administration. This Plan shall be administered by the Compensation Committee. Subject to the limitations of this Plan, the Compensation Committee shall have the sole and complete authority: (i) to select participants in this Plan, (ii) to make awards in such forms and amounts as it shall determine,
(iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret this Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan, (v) to correct any defect or omission or to reconcile any inconsistency in this Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of this Plan. The Compensation Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with this Plan shall be borne by the Company, subject to such allocation to its subsidiaries and operating units as it deems appropriate. The Compensation Committee may, to the extent that any such action will not prevent this Plan from complying with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended ("Rule 16b-3"), delegate any of its authority hereunder to such person as it deems appropriate. The Compensation Committee may also establish a "cashless exercise" program with a third party brokerage firm pursuant to which, at the discretion of the Compensation Committee, options hereunder may be exercised, subject to any restrictions imposed by the Compensation Committee.

   (b) Non-Transferability. Subject to the provisions of paragraph 5(e), no award under this Plan, and no interest therein, shall be transferable by the participant otherwise than by will or the laws of descent and distribution. All awards shall be exercisable or received during the participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award. Awards under this Plan shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of a participant or possess any rights of a participant by virtue of any attempted execution, attachment or other process. Notwithstanding the first two sentences of this paragraph 5(b) or any other provision of this Plan, awards (other than ISOs) may be transferred by the participant to a "family member" of such participant by gift or by domestic relations order. For purposes of this paragraph 5(b), "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant's household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

   (c) Tax Withholding. The Compensation Committee shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares of common stock issuable under this Plan, and the Compensation Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Compensation Committee, a participant may make an irrevocable election to have shares of common stock otherwise issuable under an award withheld, tender back to the Company shares of common stock received pursuant to an award or deliver to the Company previously-acquired shares of common stock having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Compensation Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

   (d) Listing and Legal Compliance. The Compensation Committee may suspend the exercise or payment of any award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Compensation Committee.

   (e) Beneficiary Designation. Subject to paragraph 5(b), participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under this Plan are to be paid in the event of their death before they receive any or all of such benefit. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Compensation Committee, and will be effective only when filed by the participant in writing with the Compensation Committee during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid or unexercised at the participant's death shall be paid to or exercised by the participant's estate.

   (f) Rights of Participants. Nothing in this Plan shall interfere with or limit in any way the right of the Company to participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

   (g) Effective Date and Term of Plan. This Plan as amended and restated shall be effective as of March 1, 2000, provided, however, that this Plan as amended shall cease to be effective and any awards granted hereunder and permitted only as a consequence of the amendments hereto shall become null and void if this Plan as amended is not approved by the Company's shareowners before February 28, 2001.

   (h) Amendment, Suspension and Termination of Plan. The Board or the Compensation Committee may suspend or terminate this Plan or any portion hereof, or any agreement evidencing an award made under this Plan, at any time and may amend it from time to time in such respects as the Board or the Compensation Committee may deem advisable; provided, however, that no such amendment shall be made without shareowner approval to the extent (i) such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed or (ii) such amendment reprices, replaces, regrants through cancelation, or lowers the exercise price of a previously granted option. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify this Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3. The Compensation Committee may amend or modify any award in any manner to the extent that the Compensation Committee would have had the authority under this Plan to initially grant such award. No such amendment or modification shall impair the rights of any participant under any award without the consent of such participant.

   (i) Compliance with 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, that such provision shall be deemed null and void to the extent required to permit this Plan to comply with Rule 16b-3.

                                                                      EXHIBIT B

                         MATERIAL SCIENCES CORPORATION

                            2001 COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

   1. Purpose. The purpose of this 2001 Compensation Plan for Non-Employee Directors ("Plan") is to provide incentives to members of the Board of Directors ("Board") of Material Sciences Corporation ("Company") who are not officers or employees of the Company or its subsidiaries ("Non-Employee Directors"), through compensation and awards, including those paid in cash or based upon the ownership and performance of the common stock, par value $.02 per share ("common stock") of the Company.

   2. Limitations on Shares To Be Issued. The number of shares of common stock
(i) which may be issued under Section 3(b) of this Plan and (ii) with respect to which options may be granted or awarded under Section 4 of this Plan and which may be issued upon the exercise thereof, shall not exceed an aggregate of 150,000 shares, as adjusted pursuant to the first paragraph of Section 5 of this Plan; provided, however, that to the extent any awards hereunder expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, such shares shall again be available under this Plan. Shares of common stock issued under this Plan may be authorized and unissued shares of common stock, treasury stock or a combination thereof.

   3. Annual Retainer. On March 1 of each year, commencing March 1, 2001 (each, a "Payment Date"), each person who is a Non-Employee Director on such date shall automatically be granted one or a combination of the following (collectively, the "Annual Retainer"): (i) cash, (ii) shares of common stock or (iii) deferred stock units ("Deferred Stock Units") entitling such Non-Employee Director to receive shares of common stock upon the earlier of the date selected by the Non-Employee Director, which date may be no earlier than the first anniversary of the date of grant ("Withdrawal Date"), and the termination of the Non-Employee Director's board service. Each such Non-Employee Director shall execute an election form in the form attached to the agreement evidencing the grant of such Annual Retainer ("Award Agreement") indicating the percentage (which may be none) of the Annual Retainer which such Non-Employee Director elects to receive in the forms described in each of
(i), (ii) and (iii) above and, in the case of an election to receive Deferred Stock Units, the Withdrawal Date. The "Annual Retainer Amount" shall initially be equal to $30,000, as such amount may be increased or decreased by the Board from time to time but no more frequently than annually, with any such adjustment to be effective as of the date specified by the Board.

     (a) In the event that a Non-Employee Director has elected to receive a portion of his or her Annual Retainer in cash, such portion shall be paid to the Non-Employee Director as provided in paragraph (e) below.

     (b) In the event that a Non-Employee Director has elected to receive a portion of his or her Annual Retainer in shares of common stock, the Non-Employee Director shall be entitled to receive a number of shares of the common stock (rounded up to the nearest whole number of shares) equal in value to the quotient of (i) the Annual Retainer Amount multiplied by the percentage of such Annual Retainer which such Non-Employee Director has elected to receive in common stock, divided by (ii) the last reported sale price of common stock on the principal securities exchange on which shares of common stock are then listed ("Fair Market Value Per Share") on such Payment Date (or if such a date is not a trading day on such exchange, the trading day immediately succeeding such date). The shares of common stock shall be issued to the Non-Employee Director as provided in paragraph (e) below.

     (c) In the event that a Non-Employee Director has elected to receive a portion of his or her Annual Retainer in Deferred Stock Units:

       (i) The Company shall establish a deferred stock account ("Account") for such Non-Employee Director. The Company shall credit the Account with the number of Deferred Stock Units equal to the number of shares of common stock that would have been issued to the Non-Employee Director as determined under subsection (b) above.

       (ii) At any time a balance is maintained in a Non-Employee Director's Account, there shall be credited to the Account of such Non-Employee Director additional Deferred Stock Units on each date on which cash dividend payments are made on the common stock ("Dividend Date"). The number of such additional Deferred Stock Units shall be determined by (i) multiplying the total number of Deferred Stock Units credited to the Account immediately prior to the Dividend Date by the amount of the dividend per share and (ii) dividing the product by the Fair Market Value Per Share as of the Dividend Date (or if such a date is not a trading day, the last trading day immediately succeeding such date).

       (iii) In the event of any change in the outstanding shares of common stock upon which the Deferred Stock Unit is based hereunder, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure or in the event any dividend is made in shares of common stock or other property, the number of Deferred Stock Units credited to the Account shall be adjusted as set forth in Section 5.

       (iv) Except as otherwise provided herein, distributions from a Non-Employee Director's Account shall be made in shares of common stock equal to the number of Deferred Stock Units then credited to the Account upon the first to occur of (A) the Withdrawal Date, (B) the Non-Employer Director's resignation from the Board, (C) the Non-Employer Director's failure to be re-elected to the Board, or (D) the Non-Employer Director's retirement, death or total and permanent disability (as determined by the Board in good faith). "Retirement" shall mean retirement following service on the Board as a director for a period of ten years (or five years of service on the Board as a director if age 65 or older at the time of retirement).

       (v) The Company shall be entitled to deduct from all distributions hereunder any taxes required to be withheld by federal, state or local law. Such deductions may be made by withholding shares of common stock with a Fair Market Value Per Share on the date of distribution (or if such a date is not a trading day, the trading day immediately succeeding such date) equal to the amount of such taxes.

       (vi) Neither a Non-Employee Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of such Non-Employee Director, nor the right to exercise any of the rights or privileges of a shareowner with respect to any Deferred Stock Unit credited to such Account, nor the right to receive any distribution under this Plan except as expressly provided herein. The rights of the Non-Employee Director shall be those of an unsecured general creditor of the Company.

     (d) Any person who first becomes a Non-Employee Director after the Effective Date (as defined in Section 11 below), either because such person is first elected to the Board after the Effective Date or because such person was first elected to the Board while such person was an officer or employee of the Company or its subsidiaries and subsequently ceases to be an officer and employee of the Company and its subsidiaries (and consequently did not receive the Annual Retainer pursuant to the first sentence of this paragraph 3 on the respective Payment Date), shall, on the date such person first becomes a Non-Employee Director, automatically be entitled to a pro rata portion of the Annual Retainer based on the number of fiscal quarters (rounded up to the nearest whole number of fiscal quarters) remaining in the fiscal year from and including the fiscal quarter in which such date of grant occurs, payable in accordance with paragraph (e) below. Each such Non-Employee Director shall execute an election form in the form attached to the Award Agreement indicating the percentage (which may be none) of the pro rated Annual Retainer which such Non-Employee Director elects to receive in the forms described in each of (i), (ii) and (iii) in the first paragraph of this
  Section 3 and, in the case Deferred Stock Units are elected, the Non-Employee Director shall be required to specify a Withdrawal Date. In the event that such a Non-Employee Director has elected to receive a portion of his or her pro rated Annual Retainer in shares of common stock or Deferred Stock Units, the number of shares of common stock and/or Deferred Stock Units shall be determined as set forth in Section 3(b) or Section 3(c), as applicable (however the Fair Market Value Per Share shall be determined on the date of grant (or the date immediately succeeding the date of grant, if such date is not a trading day)).

     (e) The Annual Retainer shall be paid (in the case of cash), only to the extent it has vested. The Annual Retainer shall become unrestricted (in the case of shares of common stock) or credited to the Account (in the case of Deferred Stock Units) only to the extent it has vested. Each component of the Annual Retainer shall vest in four equal installments on the date of grant and the 3-month, 6-month and 9-month anniversaries of the date of grant if the holder thereof is a Non-Employee Director on such date. Any portion of any Annual Retainer that has not vested prior to the date the Non-Employee Director to whom it was granted ceases to be a Non-Employee Director shall expire and be forfeited as of such date. Shares of common stock which are restricted shall bear a legend to such effect until such shares of common stock become vested.

   4. Incentive Option.

     (a) On the terms and conditions set forth below, each Non-Employee Director shall automatically receive an option ("Incentive Option") to purchase the number of shares (rounded up to the nearest whole number of shares) of common stock equal in value to the quotient of (i) the Incentive Option Amount (as defined below) divided by (ii) the Fair Market Value Per Share of the common stock on the date of grant (or, if such date is not a trading day, the trading day immediately succeeding such date). The per share option price for each such Incentive Option shall be the Fair Market Value Per Share described in clause (ii) of the immediately preceding sentence. The "Incentive Option Amount" shall initially be equal to $40,000, as such amount may be increased or decreased by the Board from time to time but no more frequently than annually, with any such adjustment to be effective as of the date specified by the Board.

     (b) With respect to each Non-Employee Director, the initial Incentive Option shall be granted to such director as follows: (i) in the case of any director who is a Non-Employee Director on the Effective Date, such Incentive Option shall be granted automatically to such director on the later to occur of (A) the Effective Date and (B) the date on which the incentive option granted to such director under the Company's 1996 Stock Option Plan for Non-Employee Directors becomes fully vested, if such director is a Non-Employee Director on such vesting date, provided, that such Incentive Option shall become null and void if this Plan is not approved by the Company's shareowners at the 2000 annual meeting of shareowners of the Company, (ii) in the case of any person first elected to the Board after the Effective Date who is a Non-Employee Director at the time of his or her election, such Incentive Option shall be granted automatically to such person upon the date that such person is first elected to the Board (either by the shareowners of the Company or, in the case of the filling of a vacancy, by the Board) and (iii) in the case of a director who has not received an initial Incentive Option as provided in the preceding clauses because such director was also an officer or employee of the Company or its subsidiaries at the time such director was first elected as a director and who subsequently ceases to be an officer and employee of the Company and its subsidiaries, such Incentive Option shall be granted automatically to such director upon the date such person becomes a Non-Employee Director. Each director who has received an initial Incentive Option pursuant to the preceding sentence shall automatically be granted an Incentive Option on each anniversary of the date of grant of the initial Incentive Option to such director if such director is a Non-Employee Director on such anniversary date.

     (c) Vesting. An Incentive Option shall be exercisable only to the extent it has vested. Each Incentive Option shall vest in full on the first anniversary of the date of grant if the holder thereof is a Non-Employee Director on such date; provided, however, that, if a person is not elected as a Non-Employee Director at the first annual meeting of the Company's shareowners following the date of grant of such Incentive Option, such Incentive Option shall vest and become exercisable as of the day before such annual meeting with respect to the number of shares (rounded up to the nearest whole number of shares) equal to the product of (i) the total number of shares of common stock subject to such Incentive Option multiplied by (ii) a fraction equal to the number of whole months that such director has served on the Board since the grant of such Incentive Option divided by 12; provided further, that if such a person was recommended for election by the Board as a Non-Employee Director, such Incentive Option shall vest in full. An Incentive Option or any portion of an Incentive Option that has not vested prior to the date the holder thereof ceases to be a Non-Employee Director shall expire and be forfeited as of such date.

     (d) General Option Terms.

       (i) Award Agreement. Each Incentive Option granted under this Plan shall be evidenced by an Award Agreement. The option price per share of common stock for all Incentive Options granted under this Plan shall be specified in the Award Agreement and shall be determined as set forth above.

       (ii) Expiration. An Incentive Option issued pursuant to this Plan shall expire and not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such Incentive Option ("Ten-Year Term"), (ii) the lesser of (A) three years or (B) the remainder of the Ten-Year Term, if the optionee ceases to be a director of the Company due to death, total and permanent disability (as determined by the Board in good faith) or Retirement, and (ii) ninety days after the optionee ceases to be a director of the Company for any other reason.

       (iii) Non-Transferability. Incentive Options granted pursuant to this Plan shall not be sold, assigned, pledged, transferred or otherwise disposed of, except by will or the laws of descent and distribution. All Incentive Options shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify such award. Awards under this Plan shall not be subject to execution, attachment or other process, and no person shall be entitled to exercise any rights of a participant or possess any rights of a participant by virtue of any attempted execution or other process. Notwithstanding the first two sentences of this paragraph 4(b), Incentive Options may be transferred to a "family member" of the Non-Employee Director by gift or by domestic relations order. For purposes of this paragraph (iii), "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Non-Employee Director's household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Non-Employee Director) control the management of assets, and any other entity in which these persons (or the Non-Employee Director) own more than fifty percent of the voting interests.

       (iv) Exercise of Incentive Options. Subject to the terms of the Award Agreement and this Plan, Incentive Options granted pursuant to this Plan may be exercised from time to time in whole or in part. Each exercise of an Incentive Option shall be accomplished by delivering written notice of such exercise to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by payment in full of the purchase price therefor. Payment for the Incentive Options exercised shall be either in (i) cash or check, money order or bank draft to the order of Material Sciences Corporation (collectively, "cash") or (ii) shares of common stock which (A) in the case of shares of common stock acquired pursuant to the exercise of an Incentive Option, have been owned by the optionee for more than six (6) months prior to the date of surrender, and (B) valued as of the date of the notice of exercise, have a value equal to or less than the aggregate option price, plus cash in the amount, if any, by which the aggregate option price exceeds the value of such shares of common stock. Payment for shares with respect to Incentive Options exercised for cash shall be delivered with the notice of exercise. Payment for shares with respect to Incentive Options exercised for common stock and cash, if any, shall be delivered to the Secretary of the Company not later than the end of the third business day after delivery of the notice of exercise. If payment is made in common stock, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, to the Secretary of the Company or, if such certificates have not yet been delivered to the optionee, by written notice to the Secretary of the Company requesting that the shares represented by such certificates applied toward payment as hereinabove provided.

       (v) Re-Load Options. The Board shall have the authority (but not an obligation) to include as part of any Award Agreement a provision entitling the Non-Employee Director to a further option ("Re-Load Option") in the event the Non-Employee Director exercises the Incentive Option evidenced by the Award Agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Award Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the sum of (y) the number of shares surrendered as part or all of the exercise price of such Incentive Option and (z) the number of shares having a fair market value equal to the amount of taxes withheld as a result of the exercise of such Incentive Option; (ii) have an expiration date which is the same as the expiration date of the Incentive Option the exercise of which gave rise to such Re-Load Option; (iii) have an exercise price which is equal to one hundred percent of the fair market value of the common stock subject to the Re-Load Option on the date of exercise of the original Incentive Option; and (iv) have such other terms and conditions as the Board may in its discretion determine. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Incentive Options under this Plan. Any such Re-Load Option shall be subject to the availability of sufficient shares under Section 2 and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of this Plan regarding the terms of Incentive Options.

   5. Adjustments for Changes in Capitalization or Corporate Reorganizations. Appropriate adjustments shall be made in the number, including the maximum number, and kind of shares of common stock to be issued under this Plan, and in the number and kind of shares of common stock that are the subject of any Incentive Option awarded under this Plan, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the Effective Date.

   If the Company shall effect a merger, consolidation or other reorganization, pursuant to which the outstanding shares of common stock shall be changed for other shares or securities of the Company or of another corporation which is a party to such merger, consolidation or other reorganization, the Company shall use its reasonable best efforts to provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization, that any optionee under this Plan shall have the right to purchase, at the aggregate option price provided for in his or her Award Agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation which would have been issuable to him or her in respect of the number of shares of common stock which were subject to such Incentive Option immediately prior to the effective date of such merger, consolidation or other reorganization if such shares had been then owned by him or her. If by the date ten days prior to the scheduled effective date of any such merger, consolidation or other reorganization, the provision described in the preceding sentence has not been made with respect to any Incentive Option that is not then fully vested, such Incentive Option shall become vested and exercisable in full upon such date. Any adjustment with respect to Incentive Options required by this paragraph shall be effected in such manner that the difference between the aggregate fair market value of the shares or other securities subject to the Incentive Options immediately after giving effect to such adjustment and the aggregate option price of such shares or other securities shall be substantially equal to (but shall not be more than) the difference between the aggregate fair market value of the shares subject to such Incentive Options immediately prior to such adjustment and the aggregate option price of such shares. Any adjustments made under this paragraph shall be determined by the Board.

   Upon the approval by the shareowners of the Company of a merger, consolidation or other reorganization pursuant to which the outstanding shares of common stock are to be exchanged for cash, or upon the adoption by the shareowners of the Company of a plan of complete liquidation, all Incentive Options that are not then fully vested shall become vested and exercisable in full upon such date.

   6. Tax Withholding. The Board shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares of common stock issuable under this Plan, and the Board may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Board, a participant may make an irrevocable election to have shares of common stock otherwise issuable hereunder or under an Incentive Option withheld, tender back to the Company shares of common stock received pursuant to exercise of an Incentive Option or deliver to the Company previously acquired shares of common stock having a fair market value determined as of the date of issuance and/or payment (or if such date is not a trading day, the trading day immediately succeeding such date) sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Board may disapprove of any election and may limit, suspend or terminate the right to make such elections.

   7. Beneficiary Designation. Subject to the restrictions on transfer and the Incentive Option terms set forth in this Plan, participants shall name, upon the initial grant of the Annual Retainer hereunder and from time to time thereafter, beneficiaries (who may be named contingently or successively) who may exercise awards and rights granted under this Plan in the event of the death of a participant before he or she exercises such awards or rights. Each designation will revoke all prior designations by the same participant, shall be in a form approved by the Board and will be effective only when filed by the participant in writing with the Board during the participant's lifetime. In the absence of any such designation, awards and rights remaining unexercised at the participant's death may be exercised by the participant's estate.

   8. Administration of the Plan. This Plan shall be administered by the Board in accordance with the provisions of this paragraph. The Board shall have full power and authority to prescribe, amend and rescind rules and procedures governing administration of this Plan. The Board shall have full power and authority (i) to interpret the terms of this Plan, the terms of the Incentive Options, the grants of common stock and Deferred Stock Units and the rules and procedures established by the Board and (ii) to determine the meaning of or requirements imposed by or the rights of any person under this Plan, any Incentive Option or any rule or procedure established by the Board. All such rules, procedures and interpretations relating to this Plan adopted by the Board shall be conclusive and binding on all parties.

   9. Necessary Approvals. In accordance with the provisions of this Plan, the grant of (a) shares of common stock, (b) Deferred Stock Units and the obligation of the Company to deliver shares of common stock pursuant thereto, and (c) Incentive Options and the obligation of the Company to deliver shares of common stock upon exercise thereof shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of common stock prior to the completion of any registration or qualification of such shares of common stock under any federal or state law or any ruling or regulation of any governmental body or national securities exchange, or the listing of such shares upon any securities exchange, which the Company shall, in its sole discretion, determine to be necessary or advisable.

   10. Amendment, Suspension and Termination of Plan. The Board may suspend or terminate this Plan or any portion hereof, or any agreement evidencing an award made under this Plan, at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall be made without shareowner approval to the extent (i) such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed or (ii) such amendment reprices, replaces, regrants through cancelation, or lowers the exercise of a previously granted Incentive Option; provided further, that the provisions of this Plan that relate to the amount, price and timing of awards shall not be amended more than once every six months, except as set forth in Rule 16b-3(c)(2)(ii)(B) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). No such amendment, suspension or termination shall materially impair the rights of participants under outstanding awards without the consent of the participants affected thereby or make any change that would disqualify this Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

   11. Compliance with 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, that such provision shall be deemed null and void to the extent required to permit this Plan to comply with Rule 16b-3.

   12. Effective Date and Term of Plan. This Plan shall become effective on March 1, 2001 ("Effective Date"); provided, that this Plan shall cease to be effective and any Incentive Options granted here under shall become null and void if this Plan is not approved by the Company's shareowners at the 2000 annual meeting of shareowners of the Company. This Plan shall terminate on February 29, 2004, unless terminated prior thereto by action of the Board; provided, however, the termination of the Plan on such date shall not affect any Deferred Stock Units, Incentive Options or Re-Load Options which are outstanding on such date. No further grants shall be made under this Plan after termination, but termination shall not affect the right of any participant under any grants made prior to termination.

[MATERIAL SCIENCES CORPORATION LOGO]

Notice of Annual Meeting
of Shareowners
and Proxy Statement

Meeting Date
June 22, 2000


YOUR VOTE IS IMPORTANT!

Please sign and promptly
return your
proxy in the enclosed envelope.








[LOGO OF RECYCLED PAPER]        Printed on recycled paper

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  [X]


1. Election of directors: (duly nominated and named on the reverse side of this proxy)

FOR all nominees                     AUTHORITY
(except as listed                    WITHHELD
to the contrary)                      for all
      [_]                              [_]

Authority withheld for the following only (write nominee's name in the space below):

-------------------------------------------------------------------------------

2. Approval and adoption of the amendment to the 1992 Omnibus Stock Awards Plan for Key Employees to increase the number of shares of Common Stock issuable thereunder by 425,000 shares as proposed by the Company.

               FOR    AGAINST    ABSTAIN
               [_]      [_]        [_]

3. Approval and adoption of the proposed 2001 Compensation Plan for Non-Employee Directors.

               FOR    AGAINST    ABSTAIN
               [_]      [_]        [_]

4. Approval to authorize proxies to vote upon such other business as may properly come before the meeting.

               FOR    AGAINST    ABSTAIN
               [_]      [_]        [_]

5. BY checking the box to the right, I consent to future access of the       [_]
   Annual Report, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareowner meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon Shareholder Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Dated: _________________________, 2000

______________________________________
            (Signatures)

______________________________________
            (Signatures)


Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


                          -- FOLD AND DETACH HERE --

                        MATERIAL SCIENCES CORPORATION
                          2200 East Pratt Boulevard
                       Elk Grove Village, Illinois 60007

         PROXY - Solicited on Behalf of the Board of Directors - PROXY

          Annual Meeting of Shareowners to be Held on June 22, 2000
Please mark, date and sign on reverse side and return in the enclosed envelope.

     The undersigned hereby appoints Gerald G. Nadig and E.F Heizer, Jr. as proxies, each with full power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Material Sciences Corporation held of record by the undersigned, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 22, 2000, at 10:00 a.m., CDT in the Auditorium of the Company's offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, or at any adjournment thereof.

     Your vote for eight directors may be indicated on the reverse side. Michael
J. Callahan, Dr. Eugene W. Emmerich, G. Robert Evans, E.F Heizer, Jr., Dr. Ronald A. Mitsch, Gerald G. Nadig, Dr. Mary P. Quin and Howard B. Witt have been nominated for election of directors.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no contrary specification is indicated, the shares represented by this proxy will be voted (1) for the election of all nominees for director; (2) in favor of the amendment to the 1992 Omnibus Stock Awards Plan for Key Employees; (3) in favor of the proposed 2001 Compensation Plan for Non-Employee Directors; and (4) in favor of authorizing proxies to vote upon such other business as may properly come before this meeting. Discretionary authority to cumulate votes is being solicited.

      (Continued and to be marked, dated and signed on the reverse side)

                          -- FOLD AND DETACH HERE --